UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52161
(Commission File Number)

EIN: 264204714
(IRS Employer Identification No.)

8200 Wilshire Blvd, Suite 200, Beverly Hills CA 90211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As described below under “Item 8.01 Other Events”, Straight Path Capital, a United Kingdom company ("Straight Path") invested $120,000 in Jammin Java Corp. (the "Company") pursuant to the Agreement (defined below) in the months of January, February and March 2011, and is investing an additional  $2,380,000 available under the Agreement in May 2011, in consideration for an aggregate of 6,250,000 shares of the Company’s restricted common stock ($0.40 per share). The Company claims an exemption from registration for the sale and issuance of such shares pursuant to Regulation S of the Securities Act of 1933, as amended, as Straight Path is a non-“U.S. Person” and the offer and sale complied with the requirements of Regulation S.

ITEM 8.01 OTHER EVENTS.

On December 22, 2010, the Company entered into a Share Issuance Agreement (the "Agreement") with Straight Path. Pursuant to the Agreement, the Company had the right to request Straight Path to purchase up to $2,500,000 of the Company's securities at a price per share of $0.40, until December 22, 2011.

Under the terms of the Agreement, the Company had the right from time to time request a purchase from Straight Path of up to $40,000 per business day (each an "Investment" and such request, an “Investment Request”) for operating expenses, roll out of its business plan, working capital and other general corporate activities. Following receipt of any Investment Request, Straight Path has the right to agree to make such Investment or decide not to make an Investment in its sole discretion. Furthermore, Straight Path may refuse an Investment Request at any time or terminate the Agreement if it is not satisfied with the business affairs of the Company.

On January 4, 2011, the Company received $40,000 in connection with an Investment by Straight Path, which was used for development and operating expenses and in February and March 2011; the Company received two additional investments of $40,000.  The Company subsequently issued Straight Path 100,000 shares of common stock for each of the January 2011 investment (which has previously been reported), February 2011 investment and the March 2011 investment (300,000 shares in total).

On May 5, 2011, the Company and Straight Path agreed to allow Straight Path to make an Investment of the remaining amount available under the Agreement, $2,380,000, in consideration for 5,950,000 shares of restricted common stock of the Company.

Due to the fact that the Company is receiving the entire $2,500,000 available under the Agreement, Straight Path has an option to subscribe for an additional $500,000 of shares of the Company’s common stock at $0.40 per share.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description

10.1(1)	Financing Agreement between Jammin Java Corp. and Straight Path Capital, dated December 22, 2010
99.1*	Press Release

* Furnished Herewith.

(1) Filed as an exhibit to the Company’s Form 8-K, filed with the Securities and Exchange Commission on January 5, 2011, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMMIN JAVA CORP.

/s/ Anh Tran
Anh Tran
President, Secretary, Treasurer and Director
Date:	May 5, 2011